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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): September 6, 2001

                         AMERITRADE HOLDING CORPORATION
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             (Exact name of registrant as specified in its charter)



          Delaware                    0-22163                 47-0642657
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(State or other jurisdiction        (Commission             (I.R.S. Employer
     of incorporation)              File Number)           Identification No.)



            4211 South 102nd Street
               Omaha, Nebraska                                   68127
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   (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code: (402) 331-7856

                                 Not Applicable
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          (Former name or former address, if changed since last report)






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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

     On September 6, 2001, Ameritrade Holding Corporation, a Delaware corporation (the "Company") completed the acquisition of all of the shares of common stock of National Discount Brokers Corporation, a New York corporation ("NDB.com"). The acquisition was pursuant to a Purchase Agreement (the "Purchase Agreement"), dated as of July 30, 2001, between the Company and National Discount Brokers Group, Inc. ("NDB Group"). As a result of the acquisition, NDB.com has become a wholly-owned subsidiary of the Company.

     Pursuant to the terms of the Purchase Agreement, the Company issued 26,027,282 shares of its Class A Common Stock to BT Investment Partners Inc., an affiliate of NDB Group. The acquisition will be accounted for as a purchase.


ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(a)        Financial Statements of Businesses Acquired

     The financial statements required by this item will be filed by amendment no later than 60 days after the date that this initial report on Form 8-K was required to be filed.

(b)        Pro Forma Financial Information

     The pro forma financial information required by this item will be filed by amendment no later than 60 days after the date that this initial report on Form 8-K was required to be filed.

(c)        Exhibits

2.1 Purchase Agreement, dated as of July 30, 2001, between National Discount Brokers Group, Inc. and Ameritrade Holding Corporation




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  September 21, 2001        AMERITRADE HOLDING CORPORATION


                                  By:   /s/ John R. MacDonald
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                                        John R. MacDonald
                                        Executive Vice President,
                                         Chief Financial Officer and Treasurer









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